Exhibit 4(g)




                                 GUARANTEE AGREEMENT

                                       Between

                              The Montana Power Company
                                    (as Guarantor)

                                         and

                                 The Bank of New York
                                (as Guarantee Trustee)

                                     dated as of

                                   November 1, 1996

                                  TABLE OF CONTENTS
                                  -----------------

                                                                            Page
                                                                            ----

     ARTICLE I    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . .  1
          SECTION 1.01 Definitions   . . . . . . . . . . . . . . . . . . . .  1

     ARTICLE II   TRUST INDENTURE ACT  . . . . . . . . . . . . . . . . . . .  4
          SECTION 2.01 Conflict With Trust Indenture Act   . . . . . . . . .  4
          SECTION 2.02 Lists of Holders of Preferred Securities  . . . . . .  4
          SECTION 2.03 Reports by the Guarantee Trustee and the
                         Guarantor . . . . . . . . . . . . . . . . . . . . .  4
          SECTION 2.04 Preferential Collection of Claims Against the
                         Guarantor . . . . . . . . . . . . . . . . . . . . .  4
          SECTION 2.05 Compliance Certificates and Opinions  . . . . . . . .  5
          SECTION 2.06 Events of Default; Waiver   . . . . . . . . . . . . .  6
          SECTION 2.07 Notice of Event of Default  . . . . . . . . . . . . .  6
          SECTION 2.08 Conflicting Interests   . . . . . . . . . . . . . . .  6

     ARTICLE III  POWERS, DUTIES, RESPONSIBILITIES AND RIGHTS OF
                  THE GUARANTEE TRUSTEE  . . . . . . . . . . . . . . . . . .  6
          SECTION 3.01 Certain Powers, Duties and Responsibilities
                         of the Guarantee Trustee  . . . . . . . . . . . . .  6
          SECTION 3.02 Certain Rights of the Guarantee Trustee   . . . . . .  7

     ARTICLE IV   GUARANTEE TRUSTEE  . . . . . . . . . . . . . . . . . . . .  9
          SECTION 4.01 Guarantee Trustee; Eligibility  . . . . . . . . . . .  9
          SECTION 4.02 Compensation and Reimbursement  . . . . . . . . . . . 10
          SECTION 4.03 Appointment, Removal and Resignation of the
                         Guarantee Trustee . . . . . . . . . . . . . . . . . 10

     ARTICLE V    GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . 11
          SECTION 5.01 Guarantee   . . . . . . . . . . . . . . . . . . . . . 11
          SECTION 5.02 Waiver of Notice and Demand   . . . . . . . . . . . . 11
          SECTION 5.03 Obligations Not Affected  . . . . . . . . . . . . . . 12
          SECTION 5.04 Rights of Holders   . . . . . . . . . . . . . . . . . 13
          SECTION 5.05 Guarantee of Payment  . . . . . . . . . . . . . . . . 13
          SECTION 5.06 Subrogation   . . . . . . . . . . . . . . . . . . . . 13
          SECTION 5.07 Independent Obligations   . . . . . . . . . . . . . . 13

     ARTICLE VI   SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . 14
          SECTION 6.01 Subordination   . . . . . . . . . . . . . . . . . . . 14

     ARTICLE VII  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . 14
          SECTION 7.01 Termination   . . . . . . . . . . . . . . . . . . . . 14

     ARTICLE VIII      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . 14
          SECTION 8.01 Successors and Assigns  . . . . . . . . . . . . . . . 14
          SECTION 8.02 Amendments  . . . . . . . . . . . . . . . . . . . . . 15
          SECTION 8.03 Notices   . . . . . . . . . . . . . . . . . . . . . . 15
          SECTION 8.04 Benefit   . . . . . . . . . . . . . . . . . . . . . . 16
          SECTION 8.05 Interpretation  . . . . . . . . . . . . . . . . . . . 16
          SECTION 8.06 Governing Law   . . . . . . . . . . . . . . . . . . . 17

                                CROSS-REFERENCE TABLE
                                ---------------------


     Section of                                                  Section of
     Trust Indenture Act                                         Guarantee
     of 1939, as amended                                         Agreement
     -------------------                                         ---------


     310(a)  . . . . . . . . . . . . . . . . . . . . . . . . .  4.01
     310(b)  . . . . . . . . . . . . . . . . . . . . . . . . .  4.01, 2.08
     310(c)  . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
     311(a)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.04
     311(b)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.04
     311(c)  . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
     312(a)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.02
     312(b)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.02
     313 . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
     314(a)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
     314(b)  . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
     314(c)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.05
     314(d)  . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
     314(e)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.05
     314(f)  . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
     315(a)  . . . . . . . . . . . . . . . . . . . . . . . . .  3.01, 3.02
     315(b)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.07
     315(c)  . . . . . . . . . . . . . . . . . . . . . . . . .  3.01
     315(d)  . . . . . . . . . . . . . . . . . . . . . . . . .  3.01
     316(a)  . . . . . . . . . . . . . . . . . . . . . . . . .  5.04, 2.06
     316(b)  . . . . . . . . . . . . . . . . . . . . . . . . .  5.03
     317(a)  . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
     317(b)  . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
     318(a)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
     318(b)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
     318(c)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.01

     _____________
     * This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                 GUARANTEE AGREEMENT

               This GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of November 1, 1996, is executed and delivered by The Montana Power
     Company, a Montana corporation (the "Guarantor"), and The Bank of New York, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Montana Power Capital I, a Delaware statutory business trust (the "Issuer").

               WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of November 1, 1996 among the Trustees of the Issuer named therein and The Montana Power Company, as Depositor, the Issuer is issuing as of the date hereof $65,000,000 aggregate liquidation amount of its 8.45% Cumulative Quarterly Income Preferred Securities, Series A (the "Preferred Securities") representing preferred undivided beneficial ownership interests in the Issuer and having the terms set forth in the Trust Agreement;

               WHEREAS, the Preferred Securities are to be issued for sale by the Issuer and the proceeds are to be invested in $65,000,000 principal amount of Debentures (as defined in the Trust Agreement); and

               WHEREAS, in order to enhance the value of the Preferred Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders (as defined herein) the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

               NOW, THEREFORE, in consideration of the purchase of Debentures, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.


                                      ARTICLE I

                                     DEFINITIONS

               SECTION 1.01  DEFINITIONS.

               As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the date of execution and delivery of this Guarantee Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

               "Common Securities" means the securities representing common undivided beneficial ownership interests in the assets of the Issuer.

               "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

               "Event of Default" means a failure by the Guarantor to perform any of its payment or other obligations under this Guarantee Agreement.

               "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer:
     (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Securities but only if and to the extent that the Property Trustee has available in the Payment Account funds sufficient to make such payment, (ii) the Redemption Price with respect to the Preferred Securities called for redemption by the Issuer but only if and to the extent that the Property Trustee has available in the Payment Account funds sufficient to make such payment, (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (unless Debentures are distributed to the Holders), the lesser of (a) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

               "Guarantee Trustee" means The Bank of New York until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

               "Guarantor Request" means a written request or order signed in the name of the Guarantor by an Authorized Officer and delivered to the Guarantee Trustee.

               "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities then outstanding; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

               "Indenture" means the Indenture dated as of November 1, 1996, among the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee pursuant to which the Debentures are issued.

               "Majority in liquidation amount of the Preferred Securities" means a vote by Holders, voting separately as a class, of more than 50% of the aggregate liquidation amount of all Preferred Securities.

               "Officer's Certificate" means a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer or agent of the Guarantor duly authorized by the Board of Directors of the Guarantor to act in respect of matters relating to this Guarantee Agreement, delivered to the Guarantee Trustee.

               "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Guarantor, or other counsel acceptable to the Guarantee Trustee.

               "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Responsible Officer" means, with respect to the Guarantee Trustee, any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Corporate Trust Department of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

               "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

               "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


                                      ARTICLE II

                                 TRUST INDENTURE ACT

               SECTION 2.01  CONFLICT WITH TRUST INDENTURE ACT.

               If any provision of this Guarantee Agreement limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Guarantee Agreement by, or is otherwise governed by, any of the provisions of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

               SECTION 2.02  LISTS OF HOLDERS OF PREFERRED SECURITIES.

               Semiannually, not later than June 1 and December 1 in each year, commencing June 1, 1997, and at such other times as the Guarantee Trustee may request in writing, the Guarantor shall furnish or cause to be furnished to the Guarantee Trustee information as to the names and addresses of the Holders, and the Guarantee Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act.

               SECTION 2.03  REPORTS BY THE GUARANTEE TRUSTEE AND THE GUARANTOR.

               Not later than July 31 in each year, commencing July 31, 1997, the Guarantee Trustee shall transmit to the Holders and the Commission a report, dated as of the next preceding May 31, with respect to any events and other matters described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Guarantee Trustee shall transmit to the Holders and the Commission, and the Guarantor shall file with the Guarantee Trustee (within 30 days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Guarantee Trustee) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act.

               SECTION 2.04 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE GUARANTOR.

               If the Guarantee Trustee shall be or become a creditor of the Guarantor or any other obligor upon the Preferred Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture
     Act), the Guarantee Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Guarantor or such other obligor. For purposes of Section 311(b) of the Trust Indenture Act:

               (a) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

               (b) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Guarantor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Guarantee Trustee simultaneously with the creation of the creditor relationship with the Guarantor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

               SECTION 2.05  COMPLIANCE CERTIFICATES AND OPINIONS.

               Except as otherwise expressly provided in this Guarantee Agreement, upon any application or request by the Guarantor to the Guarantee Trustee to take any action under any provision of this Guarantee Agreement, the Guarantor shall, if requested by the Guarantee Trustee, furnish to the Guarantee Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Guarantee Agreement relating to the proposed action (including any covenants compliance with which constitutes a condition precedent) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Guarantee Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

               Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                    (a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                    (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

               SECTION 2.06  EVENTS OF DEFAULT; WAIVER.

               The Holders of a Majority in liquidation amount of the Preferred Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

               SECTION 2.07  NOTICE OF EVENT OF DEFAULT.

               The Guarantee Trustee shall give notice of any Event of Default hereunder to the Holders of Preferred Securities in the manner and to the extent required to do so by the Trust Indenture Act, unless such Event of Default shall have been cured or waived.

               SECTION 2.08  CONFLICTING INTERESTS.

               If the Guarantee Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Guarantee Agreement. The Trust Agreement and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in
     Section 310(b) of the Trust Indenture Act.


                                     ARTICLE III

                         POWERS, DUTIES, RESPONSIBILITIES AND
                           RIGHTS OF THE GUARANTEE TRUSTEE

               SECTION 3.01 CERTAIN POWERS, DUTIES AND RESPONSIBILITIES OF THE GUARANTEE TRUSTEE.

               (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement or any rights hereunder to any Person except a Holder exercising his or her rights pursuant to
          Section 5.04 or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

               (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as it shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Guaranty Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

               (c) The Guarantee Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee in the Trust Indenture Act and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee.

               (d) No provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (e) Notwithstanding anything contained in this Guarantee Agreement to the contrary, the duties and responsibilities of the Guarantee Trustee under this Guarantee Agreement shall be subject to the protections, exculpations and limitations on liability afforded to the Guarantee Trustee under this Guarantee Agreement and the Trust Indenture Act, including those deemed by the Trust Indenture Act to be included herein.

               (f) Whether or not therein expressly so provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

               SECTION 3.02  CERTAIN RIGHTS OF THE GUARANTEE TRUSTEE.

               Subject to the provisions of Section 3.01 and to the applicable provisions of the Trust Indenture Act:

               (a) the Guarantee Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request or direction of the Guarantor shall be sufficiently evidenced by a Guarantor Request, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (c) whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

               (d) the Guarantee Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder pursuant to this Guarantee Agreement, unless such Holder shall have offered to the Guarantee Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (f) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Guarantee Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Guarantor, personally or by agent or attorney;

               (g) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (h) the Guarantee Trustee shall not be charged with knowledge of any Event of Default unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of the Event of Default or (2) written notice of such Event of Default shall have been given to the Guarantee Trustee by the Guarantor, any other obligor on the Preferred Securities or by any Holder of the Preferred Securities; and

               (i) no provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation.


                                      ARTICLE IV

                                  GUARANTEE TRUSTEE

               SECTION 4.01  GUARANTEE TRUSTEE; ELIGIBILITY.

               There shall at all times be a Guarantee Trustee hereunder which shall be

                  (a) a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, or

                  (b) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


               SECTION 4.02  COMPENSATION AND REIMBURSEMENT.

               The Guarantor agrees:

               (a) to pay the Guarantee Trustee from time to time such reasonable compensation as the Guarantor and the Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with the provisions of this Guarantee (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (c) to indemnify each of the Guarantee Trustee and any predecessor Guarantee Trustee for, and to hold it harmless from and against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon the income of the Guarantee Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of the trust created by, or the administration of, this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               As security for the performance of the obligations of the Guarantor under this Section, the Guarantee Trustee shall have a lien prior to the Preferred Securities upon all the property and funds held or collected by the Guarantee Trustee as such, except funds held in trust for the payment of principal of, and premium (if any) or interest on, particular obligations of the Guarantor under this Guarantee Agreement.

               The provisions of this Section shall survive the termination of this Guarantee Agreement.

               SECTION 4.03 APPOINTMENT, REMOVAL AND RESIGNATION OF THE GUARANTEE TRUSTEE.

               (a) Subject to Section 4.03(b), unless an Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

               (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

               (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

               (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.03 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

               (e) The Guarantor shall give notice of each resignation and each removal of the Guarantee Trustee and each appointment of a successor Guarantee Trustee to all Holders in the manner provided in Section 8.03 hereof. Each notice shall include the name of the successor Guarantee Trustee and the address of its Corporate Trust Office.


                                      ARTICLE V

                                      GUARANTEE

               SECTION 5.01  GUARANTEE.

               The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

               SECTION 5.02  WAIVER OF NOTICE AND DEMAND.

               The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

               SECTION 5.03  OBLIGATIONS NOT AFFECTED.

               The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

               (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

               (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

               (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

               (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

               (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

               (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

               (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.


               SECTION 5.04        RIGHTS OF HOLDERS.

               The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) if an Event of Default has occurred and is continuing, the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement without first instituting a legal proceeding against the Issuer or any other person or entity.

               SECTION 5.05        GUARANTEE OF PAYMENT.

               This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication).

               SECTION 5.06        SUBROGATION.

               The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts of Guarantee Payments are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

               SECTION 5.07  INDEPENDENT OBLIGATIONS.

               The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03.



                                      ARTICLE VI

                                    SUBORDINATION

               SECTION 6.01  SUBORDINATION.

               This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Guarantor to the same extent as the Debentures. Nothing in this Section 6.01 shall apply to claims of, or payments to, the Guarantee Trustee under or pursuant to Section 4.02 hereof.


                                     ARTICLE VII

                                     TERMINATION

               SECTION 7.01  TERMINATION.

               This Guarantee Agreement shall terminate and be of no further force and effect upon: (i) full payment of the Redemption Price of all Preferred Securities, and all accrued and unpaid Distributions to the date of redemption, (ii) the distribution of Debentures to Holders in exchange for all of the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or under this Guarantee Agreement.


                                     ARTICLE VIII

                                    MISCELLANEOUS

               SECTION 8.01  SUCCESSORS AND ASSIGNS.

               All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Eleven of the Indenture, the Guarantor shall not assign its obligations hereunder.


               SECTION 8.02  AMENDMENTS.

               This Guarantee Agreement may be amended only by an instrument in writing entered into by the Guarantor and the Guarantee Trustee. Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than 66 2/3% in aggregate liquidation amount of all the outstanding Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings of Holders shall apply to the giving of such approval. Nothing herein contained shall be deemed to require that the Guarantee Trustee enter into any amendment of this Guarantee Agreement.

               SECTION 8.03  NOTICES.

               Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

               (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities:

                         The Montana Power Company
                         40 East Broadway
                         Butte, Montana 59701-9989
                         Facsimile No:  (406) 497-3018
                         Attention:  Treasurer

               (b) if given to the Issuer, in care of the Administrative Trustees, at the Issuer's (and the Administrative Trustee's) address set forth below or such other address as the Administrative Trustees on behalf of the Issuer may give notice of to the Holders:

                         Montana Power Capital I
                         c/o The Montana Power Company
                         40 East Broadway
                         Butte, Montana 59701-9989
                         Facsimile No:  (406) 497-3018
                         Attention:  Administrative Trustees

               (c) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Holders of the Preferred Securities:

                         The Bank of New York
                         101 Barclay Street
                         21 West
                         New York, New York 10286
                         Facsimile No: (212) 815-5915
                         Attention: Corporate Trust Administration

               (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

               All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

               SECTION 8.04  BENEFIT.

               This Guarantee Agreement is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

               SECTION 8.05  INTERPRETATION.

               In this Guarantee Agreement, unless the context otherwise requires:

               (a) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

               (b) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

               (c) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

               (d) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

               (e) a reference to the singular includes the plural and vice versa; and

               (f) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

               SECTION 8.06  GOVERNING LAW.

               THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


               THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                        The Montana Power Company

                                        By:  /s/ J.P. Pederson
                                           ----------------------------------
                                           Name:  J.P. Pederson
                                           Title:  Vice President and Chief
                                                    Financial and Information
                                                    Officer


                                        The Bank of New York,
                                         as Guarantee Trustee

                                        By: /s/ Robert E. Patterson III
                                           ----------------------------------
                                           Name:  Robert E. Patterson III
                                           Title:  Assistant Vice President